EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 28, 2001, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders of Ion Networks, Inc. and Subsidiaries on Form 10-KSB for the fiscal year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 1, 2002